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                                                                       EXHIBIT 5





                                December 17, 1999




American Ecology Corporation
805 West Idaho, Suite 200
Boise, Idaho  83702


Gentlemen:

         I am Secretary and General Counsel of American Ecology Corporation, a Delaware corporation (the "Company") and am rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering and sale to employees of the Company of an additional 500,000 shares of the Company's common stock, $.01 per share par value (the "Common Stock"), which may be issued upon either the exercise of options which may be granted under the Company's Amended and Restated 1992 Employee Stock Option Plan (the "Plan") or as provided in the Plan. Such 500,000 shares of Common Stock are collectively referred to herein as the "Additional Shares".

         In such capacity, I have examined the corporate documents of the Company, including its Restated Certificate of Incorporation, its Bylaws, each amended to date, the Plan and resolutions adopted by the Company's board of directors and stockholders. I have also examined the Registration Statement, together with the exhibits thereto, and such other documents which I have deemed necessary for the purposes of expressing the opinion contained herein.

         Based upon the foregoing, I am of the opinion that, when Additional Shares have been duly issued in accordance with the applicable terms and conditions of the Plan, the Common Stock so issued will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                           Very truly yours,



                                           Robert M. Trimble
                                           General Counsel
RMT/jng